Exhibit 10.3

Execution Version

SECOND CREDIT FACILITY WAIVER AGREEMENT

This Second Credit Facility Waiver Agreement (“Agreement”) is dated as of May 3, 2019 between BP Midstream Partners LP (the “Borrower”) and North America Funding Company (the “Lender”).

WHEREAS, Borrower and Lender executed that certain Short Term Credit Facility Agreement dated as of October 27, 2017 (the “Facility Agreement”);

WHEREAS, the Borrower, pursuant to the terms of the Facility Agreement, delivered a borrowing request (the “2018 Utilisation Request”) effective October 1, 2018 (the “Utilisation Date”) for an original principal amount of $468 million (the “Loan”) with an original loan repayment date of March 29, 2019 (the “Original Loan Repayment Date”);

WHEREAS, the Lender, by that certain Credit Facility Waiver Agreement dated February 20, 2019 (the “First Waiver Agreement”) agreed to a waiver to certain terms of the Facility Agreement and 2018 Utilisation Request as more fully described therein;

WHEREAS, the Lender has agreed to a waiver to certain terms of the First Waiver Agreement as more fully described herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows (terms used but not defined herein shall have the meaning as defined in the Facility Agreement and the First Waiver Agreement):

1.
Loan Repayment Date. The Amended Loan Repayment Date is hereby waived and from the date of this Agreement, the definition of the Amended Loan Repayment Date shall be amended and modified to mean November 30, 2020 (the “Second Amended Loan Repayment Date”).

2.	Payment of Interest. The Borrower shall pay accrued Interest on the Loan on each Fee Payment Date and the remaining accrued Interest shall be paid on the Second Amended Loan Repayment Date.

3.	No other waivers. Except as agreed in herein, there are no other waivers or amendments to the terms of the Facility Agreement.

4.	Governing Law. This Agreement shall be governed by the laws of the state of New York.

5.	Counterparts. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

BP Midstream Partners, LP	North America Funding Company
By: BP Midstream Partners GP LLC,
Its general partner	By: /s/ Thu Dang
Name: Thu Dang
By: /s/ Craig W. Coburn	Title: Treasurer
Name: Craig W. Coburn
Title: Chief Financial Officer